Exhibit 99.1

Transocean Ltd. Announces Contract Award for Ocean Rig Corcovado and Ocean Rig Mykonos

STEINHAUSEN,  Switzerland—March 11, 2019—Transocean Ltd. (NYSE: RIG) announced today that Petrobras awarded two of the Company’s ultra-deepwater drillships, the Ocean Rig Corcovado and Ocean Rig Mykonos, with a 629 day contract and 550 day contract, respectively. The estimated firm contract backlog, excluding mobilization, is approximately $123 million and $118 million, respectively. The rigs are expected to commence work in Brazil in November 2019 and the contracts include priced options for 680 days and 815 days, respectively.

“We are very pleased to have so quickly secured contracts for the Mykonos and Corcovado, two of the high-specification ultra-deepwater drillships acquired as part of the Ocean Rig transaction last December,” said President and Chief Executive Officer Jeremy Thigpen. “These contracts further solidify our long-standing partnership with Petrobras, and will expand our rig operations in the strategically important market of Brazil. With three rigs operating in the region, we intend to benefit from efficiencies that can only be derived from building scale in this market.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 48 mobile offshore drilling units consisting of 31 ultra-deepwater floaters, 13 harsh environment floaters, and four midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a one-third interest.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the success of our business following the acquisitions of Songa Offshore SE and Ocean Rig UDW Inc., and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2018, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one

Exhibit 99.1

or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647